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Exhibit 21.1

SOLECTRON CORPORATION SUBSIDIARIES


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                                                 State or Other Jurisdiction of
Subsidiary                                       Incorporation or Organization
------------                                     ------------------------------
Solectron California Corporation                          CALIFORNIA

Solectron Technology, Inc.                                CALIFORNIA

Solectron Washington, Inc.                                CALIFORNIA

Solectron Massachusetts Corporation                       CALIFORNIA

Solectron Texas, Inc.                                     DELAWARE

Solectron Texas, LP                                       DELAWARE

Solectron Georgia Corporation                             GEORGIA

Solectron South Carolina Corporation                      SOUTH CAROLINA

Solectron Holdings Ltd.                                   DELAWARE

Fine Pitch Technology, Inc.                               CALIFORNIA

Solectron Federal Systems, Inc.                           DELAWARE

Solectron Global Services, Inc.                           DELAWARE

Solectron International Distribution, Inc.                DELAWARE

Americom Wireless Services, Inc.                          MARYLAND

American Information and Communications, Inc.             MARYLAND

Smart Modular Technologies, Inc.                          DELAWARE

Force Computers, Inc.                                     DELAWARE

Smart Modular Technologies (CA), Inc.                     CALIFORNIA

Smart Modular Technologies (Systems) Inc.                 CALIFORNIA

Solectron Puerto Rico, Inc.                               DELAWARE

Smart Modular Technologies (P.R.), Inc.                   CALIFORNIA

RISQ Modular Systems, Inc.                                CALIFORNIA

Apex Data, Inc.                                           CALIFORNIA

Solectron de Mexico S.A. de C.V.                          MEXICO

Solectron Brasil Ltda.                                    BRAZIL

Solectron da Amazonia Ltda.                               BRAZIL
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

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

Solectron do Brasil Holdings Ltda.                        BRAZIL

Solectron Comercial, Industrial,
Servico e Exportadora Ltda.                               BRAZIL

Solectron Global Services Canada, Inc.                    CANADA

Solectron Canada Limited Partnership                      CANADA

Solectron Nova Scotia ULC                                 CANADA

Solectron Cayman Ltd.                                     CAYMAN ISLANDS

Solectron Ireland Holdings                                CAYMAN ISLANDS

Solectron Ireland                                         CAYMAN ISLANDS

Solectron Cayman (Asia) Ltd.                              CAYMAN ISLANDS

Smart Modular Technologies (Puerto Rico), Inc.            CAYMAN ISLANDS

Smart Modular Technologies (Intl.), Inc.                  CAYMAN ISLANDS

Smart Modular Technologies (FSC), Inc.                    BARBADOS

Solectron Sweden AB                                       SWEDEN

Solectron Romania SRL                                     ROMANIA

Solectron Netherlands Holding BV                          NETHERLANDS

Solectron Netherlands BV                                  NETHERLANDS

Solectron GmbH                                            GERMANY

Solectron Grundbesitz GmbH                                GERMANY

Solectron France SAS                                      FRANCE

Solectron France Holding SASU                             FRANCE

Solectron Scotland Limited                                UK

Solectron Luxembourg SaRL                                 LUXEMBOURG

Solectron Elektronik Uretim Ve
Pazarlama Sanayi Ve Ticaret AS                            TURKEY

Force Computers GmbH                                      GERMANY

Force Computers France SaRL                               FRANCE

Force Computers UK Ltd.                                   UK

Force Computers Sweden AB                                 SWEDEN

Smart Modular Technologies (Netherlands) BV               NETHERLANDS

Smart Modular Technologies (Netherlands) CV               NETHERLANDS
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

Smart Modular Technologies (Deutschland) GmbH             GERMANY

Smart Modular Technologies (UK) Ltd.                      UK

Smart Modular Technologies (Europe) Limited               UK

Solectron Japan, Inc.                                     JAPAN

Solectron (Suzhou) Technology Co., Ltd.                   CHINA

Solectron Mauritius Limited                               MAURITIUS

Solectron Technology Sdn. Bhd.                            MALAYSIA

Solectron Israel Ltd.                                     ISRAEL

Solectron Singapore Pte. Ltd.                             SINGAPORE

Solectron Australia Pty. Ltd.                             AUSTRALIA

Solectron Telecommunications Pty. Limited                 AUSTRALIA

Solectron Technology Pty. Limited                         AUSTRALIA

Solectron Global Services Australia Pty. Limited          AUSTRALIA

Force Computers Japan KK                                  JAPAN

Force Computers Hong Kong Ltd.                            HONG KONG

Smart Modular Technologies (India) Private Limited        INDIA

Smart Modular Technologies Sdn. Bhd.                      MALAYSIA

Smart Modular Technologies, Japan                         JAPAN
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